AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 8, 2001
                                                            REGISTRATION NO. 333
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                        SUBURBAN PROPANE PARTNERS, L. P.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                      22-3410353
   (State or other jurisdiction of                      (I.R.S. Employer
   incorporation or organization)                    Identification Number)

                               ONE SUBURBAN PLAZA
                                240 ROUTE 10 WEST

                         WHIPPANY, NEW JERSEY 07981-0206
                        (Address, including zip code, of
                    registrant's principal executive offices)

         COMPENSATION DEFERRAL PLAN OF SUBURBAN PROPANE PARTNERS, L. P.
                            & SUBURBAN PROPANE, L. P.
                                        &
            SUBURBAN PROPANE PARTNERS, L.P. 2000 RESTRICTED UNIT PLAN

                            (Full title of the plan)

                              JANICE G. MEOLA, ESQ.
                                 GENERAL COUNSEL
                         SUBURBAN PROPANE PARTNERS, L.P.
                                240 ROUTE 10 WEST
                         WHIPPANY, NEW JERSEY 07981-0206
                     (Name and address of agent for service)

                                 (973) 887-5300
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                        PROPOSED
                                     PROPOSED MAXIMUM   MAXIMUM                 AMOUNT OF
TITLE OF SECURITIES   AMOUNT TO BE   OFFERING PRICE     AGGREGATE               REGISTRATION
TO BE REGISTERED      REGISTERED     PER UNIT (1)       OFFERING PRICE (1)      FEE (1)
--------------------------------------------------------------------------------------------
Common Units          530,729        $27.25             $14,462,365             $3,616
                      Common Units

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457 (c) and (h) on the basis of the average of the high and low sales prices for the Common Units reported by the New York Stock Exchange on November 5, 2001.

                                     PART I
                              INFORMATION REQUIRED
                          IN SECTION 10 (a) PROSPECTUS


The documents containing information specified in Part I will be given or sent to each person eligible to participate in the Compensation Deferral Plan of Suburban Propane Partners, L.P. and of Suburban Propane, L.P. and the Suburban Propane Partners, L.P. 2000 Restricted Unit Plan specified by Rule 428(b) (1) under the Securities Act.

ITEM 1.  PLAN INFORMATION.

          Not filed as part of this Registration  Statement  pursuant to Note to
Part 1 of Form S-8.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

          Not filed as part of this Registration Statement pursuant to Note to
Part 1 of Form S-8.

                                     PART II
                              INFORMATION REQUIRED
                          IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

Suburban Propane Partners, L.P. (the "Partnership") hereby undertakes to provide without charge to each person, including any beneficial owner of Common Units of the Partnership to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy (without exhibits, except those specifically incorporated by reference) of any and all of the documents referred to below which have been or may be incorporated in this Prospectus by reference. Requests for such documents should be directed to Investor Relations and Public Relations, P. O. Box 206, Whippany, New Jersey 07981-0206, Phone: 973-503-9252.

The following documents, previously filed by the Partnership with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement:

(a) The Partnership's Annual Report on Form 10-K for the fiscal year ended September 30, 2000.

(b) The Partnership's Quarterly Reports on Form 10-Q for the fiscal quarters ended December 30, 2000, March 31, 2001 and June 30, 2001.

(c) The Partnership's current reports on Form 8-K filed with the Commission on January 19, 2001, July 13, 2001 and October 19, 2001.

(d) The description of the Common Units of the Partnership contained in the Registration Statement on Form 8-A filed with the Commission on February 22, 1996, and including any amendment or report filed for the purpose of updating such description.

All documents filed subsequent to the date hereof by the Partnership with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post- effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"). Any statement contained herein or in an Incorporated Document deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

ITEM 4.  DESCRIPTION OF SECURITIES.

The description of the Partnership's Common Units to be offered pursuant to this Registration Statement has been incorporated by reference into this Registration Statement as described in Item 3 of this Part II.

ITEM 5.  INTERESTS OF NAMED EXPERTS.

The consolidated financial statements and related schedules incorporated by reference in this Registration Statement from the Partnership's Annual Report on form 10-K for the fiscal year ended September 30, 2000 have been included herein and in the Registration Statement in reliance upon the report of PricewaterhouseCoopers LLP, independent accountants.

The validity of the Common Units offered hereby will be passed upon for the Partnership by Janice G. Meola, General Counsel for the Partnership.

As of November 5, 2001, Ms. Meola, whose opinion is included herewith as Exhibit 5, does not own any Common Units; however, 9,999 Common Units are held in the Benefits Protection Trust over which she has no voting or investment power.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Partnership Agreement provides that the Partnership will indemnify (i) the members of the Board of Supervisors or the members of the Board of Supervisors of the Operating Partnership or any subsidiary of the Operating Partnership,
(ii) the general partner, (iii) any departing partner, (iv) any person who is or was an affiliate of the general partner or any departing partner, (v) any person who is or was a member, partner, director, supervisor, officer, employee, agent or trustee of the Partnership, the Operating Partnership or any subsidiary of the Operating Partnership, (vi) any person who is or was a member, partner, officer, supervisor, director, employee, agent or trustee of the general partner or any departing partner or any affiliate of the general partner or any departing partner, or (vii) any person who is or was serving at the request of the Board of Supervisors, the general partner or any affiliates of the general partner or any departing partner or any affiliate of the general partner or any departing partner as a member, partner, director, supervisor, officer, employee, partner, agent, fiduciary or trustee of another person ("Indemnitees"), to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including legal fees, expenses and other disbursements), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided that in each case the Indemnitee acted in good faith and in a manner that such Indemnitee reasonably believed to be in or not opposed to the best interest of Suburban and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. Any indemnification under these provisions will be only out of the assets of the Partnership, and the general partner shall not be personally liable, for or have any obligation to contribute or loan funds or assets to the Partnership to enable it to effectuate, such indemnification. The Partnership is authorized to purchase (or to reimburse the general partner or it affiliates for the cost of) insurance against liabilities asserted against and expenses incurred by such persons in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such person against such liabilities under the provisions described above.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

Exhibit No.     Description

4.1             Compensation Deferral Plan of Suburban Propane Partners, L.P.
                and Suburban Propane, L.P.
                (Incorporated by reference to Exhibit
                10(e) to the Partnership's Quarterly Report on Form 10-Q for Fiscal Quarter ended June 26, 1999).

4.2             Suburban Propane Partners, L.P.
                2000 Restricted Unit Plan
                (Incorporated by reference to Exhibit 10.16 to the Partnership's Annual Report on Form 10-K for the Fiscal year ended September 30, 2001).

4.3 Second Amended and Restated Agreement of Limited Partnership of Suburban Propane Partners, L.P. (Incorporated by reference to Exhibit 3(a) to the Partnership's Quarterly Report on
                Form 10-Q for the Fiscal Quarter June 26, 1999).

4.4 Seconded Amended and Restated Agreement of Limited Partnership of Suburban Propane, L.P.
                (Incorporated by reference to Exhibit 3(b) to the Partnership's Quarterly Report on Form 10-Q for the Fiscal Quarter ended June 26, 1999).

5.1 Opinion of Janice G. Meola, General Counsel, as to the validity of the securities being registered.

23.1            Consent of Independent Accountants, PricewaterhouseCoopers LLP.

23.2            Consent of  Janice G. Meola, General Counsel
                (included in Exhibit 5.1 to this Registration Statement).

24.1 Power of Attorney (included on the signature page of this Registration Statement).


ITEM 9.  UNDERTAKINGS.

The Partnership hereby undertakes:

(1) (a) To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10 (a) (3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth, in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high and of the estimated maximum offering range may be reflected in form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (1) (a) (i) and (1) (a) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, supervisors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, supervisor, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, supervisor, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Partnership certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Whippany and the State of New Jersey, on November 8, 2001.

SUBURBAN PROPANE PARTNERS, L.P.


By:      /s/ M. A. Alexander
         -------------------
Name: Mark A. Alexander
Title:   President & Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Janice G. Meola, as attorney-in-fact, to sign in each capacity stated below, any and all amendments and post-effective amendments to this Registration Statement, and to file the same with the Securities and Exchange Commission.

  SIGNATURE                          TITLE                               DATE
  ---------                          -----                               ----





 /s/ M. A. Alexander       President, Chief Executive Officer   November 8, 2001
------------------------   (Principal Executive
 Mark A. Alexander         Officer) and Appointed Member of the
                           Board of Supervisors


 /s/ M. J. Dunn, Jr.       Senior Vice President and Appointed  November 8, 2001
------------------------   Member of the Board of Supervisors
 Michael J. Dunn, Jr.


 /s/ J. H. Stookey         Chairman, Board of Supervisors       November 8, 2001
------------------------
 John Hoyt Stookey

 /s/ H. R. Logan, Jr.      Member, Board of Supervisors         November 8, 2001
------------------------
 Harold R. Logan, Jr.



 /s/ D. C. Mecum           Member, Board of Supervisors         November 8, 2001
------------------------
 Dudley C. Mecum



 /s/ R. M. Plante          Vice President, Finance & Treasurer  November 8, 2001
------------------------   (Principal Financial Officer)
 Robert M. Plante



 /s/ E. J. Grabowiecki     Vice President, Controller and       November 8, 2001
------------------------   Chief Accounting Officer
 Edward J. Grabowiecki     (Principal Accounting Officer)

                         SUBURBAN PROPANE PARTNERS, L.P.

                               INDEX TO EXHIBITS
                               -----------------



Exhibit No.     Description

4.1             Compensation Deferral Plan of Suburban Propane Partners, L.P.
                and Suburban Propane, L.P.
                (Incorporated by reference to Exhibit 10(e) to the Partnership's Quarterly Report on Form 10-Q for Fiscal Quarter ended June 26,
                1999).

4.2             Suburban Propane Partners, L.P.
                2000 Restricted Unit Plan
                (Incorporated by referenced to Exhibit 10.16 to the Partnership's Annual Report on Form 10-K for the Fiscal Year ended September 30, 2000).

4.3             Second Amended and Restated Agreement of Limited
                Partnership of Suburban Propane Partners, L.P.
                (Incorporated by reference to Exhibit 3(a) to the Partnership's Quarterly Report on
                Form 10-Q for the Fiscal Quarter ended June 26, 1999).

4.4             Second Amended and Restated Agreement of Limited
                Partnership of Suburban Propane, L.P. (Incorporated by reference to Exhibit 3(b) to the Partnership's Quarterly Report on
                Form 10-Q for the Fiscal  Quarter ended June 26, 1999).

5.1 Opinion of Janice G. Meola, General Counsel as to the validity of the securities being registered.

23.1            Consent of Independent Accountants, PricewaterhouseCoopers LLP.

23.2            Consent of  Janice G. Meola, General Counsel
                (included in Exhibit 5.1 to this Registration Statement).

24.1 Power of Attorney (included on the signature page of this Registration Statement).

                                                                   Exhibit 5.1

                         Suburban Propane Partners, L.P.
                           One Suburban Propane Plaza
                                240 Route 10 West
                           Whippany, New Jersey 07981

November 8, 2001

The Board of Supervisors
Suburban Propane Partners, L.P.
One Suburban Propane Plaza
240 Route 10 West
Whippany, New Jersey  07891

Ladies and Gentlemen:

     I am General Counsel of Suburban Propane Partners, L.P., a Delaware limited partnership (the "Partnership"), and am rendering this opinion in connection with the Partnership's Registration Statement on Form S-8 filed pursuant to the Securities Act of 1933, as amended (the "Registration Statement"), relating to the Compensation Deferral Plan of Suburban Propane Partners, L.P. and Suburban Propane, L.P. (the "Deferral Plan") pursuant to which the Partnership issued 42,925 of its Common Units and relating to the Partnership's 2000 Restricted Unit Plan (the "2000 Unit Plan") pursuant to which the Partnership may issue up to 487,804 of its Common Units.

     For purposes of the opinions expressed in this letter, I have examined or caused to be examined, by attorneys who are members of my staff, statutes, regulations, the Second Amended and Restated Agreement of Limited Partnership of the Partnership, records of the proceedings of the Partnership and such other documents and records as I have deemed necessary or appropriate as a basis for such opinions. In rendering these opinions, I have assumed that all documents submitted to me as originals are authentic, that all copies submitted to me conform to the originals thereof, and that the signatures on all documents examined by me or members of my staff are genuine.

     I am a member of the Bar of the State of New Jersey and do not purport to be an expert or give any opinion except as to matters involving the laws of such State and the Limited Partnership Law of the State of Delaware.

     Based on the foregoing and having regard to such legal considerations as I have deemed relevant, I am of the opinion that the Common Units that are the subject of the Registration Statement have been duly authorized and, upon the issuance thereof in accordance with the terms of the Deferral Plan and the 2000 Unit Plan, will be validly issued, fully paid and nonassessable Common Units of the Partnership, except as such nonassessability may be affected by the matters described in the "Risk Factors" section of the Prospectus, dated October 11, 2000 included in the Partnership's Registration Statement on Form S-3 (Registration No. (333-42800) under the captions "Unitholders may not have limited liability in certain circumstances and may be liable for the return of some distributions" and "Unitholders may have liability to repay distributions."

     I hereby consent to the inclusion of this letter as an exhibit to the Registration Statement and to the reference to me under the caption "Item 5 Interests of Named Experts."

                                                   Very truly yours,

                                                   /s/  Janice G. Meola
                                                   ----------------------
                                                   Janice G. Meola
                                                   General Counsel

                                                                   Exhibit 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 24, 2000 and November 14, 2000 relating to the financial statements, which appears in Suburban Propane Partners, L.P.'s Annual Report on Form 10-K for the year ended September 30, 2000. We also consent to the references to us under the headings "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP

Florham Park, NJ
November 5, 2001